UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 5, 2015

ASHFORD INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On November 5, 2015, Ashford Inc. (the “Company”) held an earnings conference call for its third quarter ended September 30, 2015. A copy of the related questions and answers is attached hereto as Exhibit 99.1. On November 4, 2015, the Company filed a Form 8-K that included the actual earnings release text and supplemental tables. On November 5, 2015, the Company filed a Form 8-K that included the transcript related to this earnings conference call.

The information in this Form 8-K and Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

In connection with the proposed transaction with Remington Holdings, LP described in the earnings call transcript, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the proxy statement when available and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov, or by directing a request by mail to Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, TX, 75254 or from the Company’s website at www.ashfordinc.com.

The Company and certain of its directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders that will occur in connection with the transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in the Company’s proxy statements and its Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the transaction when the proxy statement becomes available. Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov, by directing a request to the Company at the address above, or at www.ashfordinc.com.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits
Exhibit Number        Description

99.1	Third Quarter 2015 Earnings Conference Call Q&A of the Company, dated November 5, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2015

ASHFORD INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel